TABLE OF CONTENTS	DECEMBER 31, 2018

Page
Disclosures	3-4
Recent Developments	5
NOI Reconciliations (Non-GAAP)	6
EBITDA, EBITDAre and Adjusted EBITDA (Non-GAAP)	7
Portfolio Overview	8
Property Tables:
Commercial	9-12
Multifamily	13-15
Under Construction	16
Future Development	17
Lease Expirations	18
Debt Summary	19
Debt by Instrument	20-21
Definitions	22-24

DISCLOSURES	DECEMBER 31, 2018

Forward-Looking Statements
Certain statements contained herein may constitute “forward-looking statements” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Consequently, the future results of JBG SMITH Properties (“JBG SMITH” or the “Company”) may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximate”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “would”, “may” or similar expressions in this document. We also note the following forward-looking statements: our annualized net operating income; in the case of our under construction and near-term development assets, estimated square feet, estimated number of units, the estimated completion date, estimated stabilization date, estimated incremental investment, estimated total investment, targeted net operating income yield and estimated stabilized net operating income; and in the case of our future development assets, estimated potential development density, estimated commercial SF/multifamily units to be replaced, estimated remaining acquisition cost, estimated capitalized cost and estimated total investment. We caution you not to place undue reliance on the targeted yields on incremental investment we present in this JBG SMITH Properties Information Package because they are based solely on our estimates, using data available to us in our development underwriting processes. Our estimated initial full year NOI, estimated property related revenue, estimated operating expenses and/or estimated incremental investment may differ substantially from our estimates due to various factors, including unanticipated capital expenditures and other expenses, delays in the estimated start and/or completion date and other contingencies, delays and/or difficulties in completing, leasing and stabilizing these assets, failure to obtain estimated occupancy and rental rates, inability to collect anticipated rental revenues, tenant bankruptcies and unanticipated expenses at these assets that we cannot pass on to tenants. We can provide no assurance that the initial yields on estimated incremental investment we present will be consistent with the targeted NOI yields on estimated incremental investment set forth in this JBG SMITH Properties Information Package. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. These factors include, among others: adverse economic conditions in the Washington, DC metropolitan area, the timing of and costs associated with development and property improvements, financing commitments, and general competitive factors.

For further discussion of factors that could materially affect the outcome of our forward-looking statements and other risks and uncertainties, see “Risk Factors” and the Cautionary Statement Concerning Forward-Looking Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and other periodic reports the Company files with the Securities and Exchange Commission. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the issuance of this JBG SMITH Properties Information Package.

Organization and Basis of Presentation
JBG SMITH was formed by Vornado Realty Trust (“Vornado”) for the purpose of receiving via the spin-off on July 17, 2017, substantially all of the assets and liabilities of Vornado’s Washington, DC segment, which operated as Vornado / Charles E. Smith, (the “Vornado Included Assets”). On July 18, 2017, JBG SMITH acquired the management business and certain assets (the “JBG Assets”) of The JBG Companies (“JBG”). The spin-off from Vornado and combination with JBG are collectively referred to as the "Formation Transaction." The Vornado Included Assets are considered the accounting predecessor. As a result, the financial results of the JBG Assets are only included in the combined company’s financial statements from July 18, 2017 forward and are not reflected in the combined company’s historical financial statements for any prior period. Consequently, our results for the periods before and after the Formation Transaction are not directly comparable. We believe, however, that presenting certain supplemental adjusted financial and operational information at the property-level that is "adjusted" to include the results of the JBG Assets for periods prior to the acquisition date may be useful to investors. No other adjustments have been made to this supplemental adjusted information, which is purely informational and does not purport to be indicative of what would have happened had the acquisition of the JBG Assets occurred at the beginning of the periods presented.

The information contained in this JBG SMITH Properties Information Package does not purport to disclose all items required by the accounting principles generally accepted in the United States of America (“GAAP”) and is unaudited information, unless otherwise indicated.

Pro Rata Information
We present certain financial information and metrics in this JBG SMITH Properties Information Package “at JBG SMITH Share,” which refers to our ownership percentage of consolidated and unconsolidated assets in real estate ventures (collectively, “real estate ventures”) as applied to these financial measures and metrics. Financial information “at JBG SMITH Share” is calculated on an asset-by-asset basis by applying our percentage economic interest to each applicable line item of that asset’s financial information. “At JBG SMITH Share” information, which we also refer to as being “at share,” “our pro rata share” or “our share,” is not, and is not intended to be, a presentation in accordance with GAAP. Given that a substantial portion of our assets are held through real estate ventures, we believe this form of presentation, which presents our economic interests in the partially owned entities, provides investors valuable information regarding a significant component of our portfolio, its composition, performance and capitalization.

We do not control the unconsolidated real estate ventures and do not have a legal claim to our co-venturers’ share of assets, liabilities, revenue and expenses. The operating agreements of the unconsolidated real estate ventures generally allow each co-venturer to receive cash distributions to the extent there is available cash from operations. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions.

DISCLOSURES	DECEMBER 31, 2018

With respect to any such third-party arrangement, we would not be in a position to exercise sole decision-making authority regarding the property, real estate venture or other entity, and may, under certain circumstances, be exposed to economic risks not present were a third-party not involved. We and our respective co-venturers may each have the right to trigger a buy-sell or forced sale arrangement, which could cause us to sell our interest, or acquire our co-venturers’ interests, or to sell the underlying asset, either on unfavorable terms or at a time when we otherwise would not have initiated such a transaction. Our real estate ventures may be subject to debt, and the repayment or refinancing of such debt may require equity capital calls. To the extent our co-venturers do not meet their obligations to us or our real estate ventures or they act inconsistent with the interests of the real estate venture, we may be adversely affected. Because of these limitations, the non-GAAP “at JBG SMITH Share” financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.

For complete financial statements, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

RECENT DEVELOPMENTS	DECEMBER 31, 2018

Amazon.com ("Amazon") has selected sites that we own in National Landing as the location of an additional headquarters ("Amazon HQ2"). Amazon has executed three initial leases totaling 537,000 square feet at three existing JBG SMITH office buildings in National Landing. The leases encompass approximately 88,000 square feet at 241 18th Street South, approximately 191,000 square feet at 1800 South Bell Street, and approximately 258,000 square feet at 1770 Crystal Drive. JBG SMITH expects Amazon to begin moving into 241 18th Street South and 1800 South Bell in 2019, and 1770 Crystal Drive by the end of 2020.

JBG SMITH and Amazon have also executed purchase and sale agreements for two of JBG SMITH’s National Landing development sites, Pen Place and Met 6, 7, and 8, which will serve as the initial phase of new construction associated with Amazon’s HQ2. Subject to customary closing conditions, Amazon will pay $294 million for the sites, or $72 per square foot based on their combined development potential of 4.1 million square feet. JBG SMITH expects to close on the Mets land sale as early as 2019 and on Pen Place as early as 2020.

In February 2019, the Commonwealth of Virginia enacted an incentives bill (the “Virginia Government Incentive Package”), which provides tax incentives to Amazon as it creates up to 37,850 full-time jobs with average salaries of $150,000 or higher in National Landing. As part of the incentive package, we expect $1.8 billion in infrastructure and education investments led by state and local governments.

Amazon has publicly stated that it intends to bring more than 25,000 knowledge worker positions to the area, with an average wage over $150,000 and plans to make a capital investment of approximately $2.5 billion in Amazon HQ2. The Virginia Government Incentive Package includes commitments to invest up to $295 million of non‑general fund money in transportation projects that will improve mobility in the region, including additional entrances to the Metro stations at Crystal Drive and the planned Potomac Yard station, improvements to Route 1, a connector bridge from National Landing to Washington National Airport, and a transitway expansion supporting National Landing. In addition, to the Commonwealth’s investments, Arlington County and the City of Alexandria have announced that they plan to fund over $570 million for transportation projects, including rail connections, transit facilities, multi‑modal streets, and corridor connectivity serving the site.
Virginia has also announced it will partner with university philanthropic funds to make performance‑based investments of up to $925 million over 20 years for degrees in computer science and related fields at George Mason University’s Arlington campus and for Virginia Tech to establish a new Innovation Campus in Alexandria.
The Company can provide no assurance that the selection of National Landing as an additional Amazon headquarters will result in the Company benefiting from the anticipated collateral financial effect associated with that selection. See “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

NOI RECONCILIATIONS (NON-GAAP)	DECEMBER 31, 2018 (Unaudited)

dollars in thousands	Three Months Ended December 31, 2018	Year Ended December 31, 2018

Net income attributable to common shareholders	$710	$39,924
Add:
Depreciation and amortization expense	67,556	211,436
General and administrative expense:
Corporate and other	8,512	33,728
Third-party real estate services	25,274	89,826
Share-based compensation related to Formation Transaction and special equity awards	9,118	36,030
Transaction and other costs	15,572	27,706
Interest expense	18,184	74,447
Loss on extinguishment of debt	617	5,153
Reduction of gain on bargain purchase	—	7,606
Income tax expense (benefit)	698	(738)
Net loss attributable to redeemable noncontrolling interests	178	6,710
Less:
Third-party real estate services, including reimbursements	26,421	98,699
Other income	1,454	6,358
Income from unconsolidated real estate ventures, net	23,991	39,409
Interest and other income, net	9,991	15,168
Gain on sale of real estate	6,394	52,183
Net (income) loss attributable to noncontrolling interests	(106)	21
Consolidated NOI	78,274	319,990
NOI attributable to consolidated JBG Assets (1)	—	—
Proportionate NOI attributable to unconsolidated JBG Assets (1)	—	—
Proportionate NOI attributable to unconsolidated real estate ventures	8,847	36,824
Non-cash rent adjustments (2)	(6,691)	(10,349)
Other adjustments (3)	5,110	19,638
Total adjustments	7,266	46,113
NOI	$85,540	$366,103
Non-same store NOI (4)	8,742	115,801
Same store NOI (5)	$76,798	$250,302

Number of properties in same store pool	57	32
___________________

(1)	Includes financial information for the JBG Assets as if the July 18, 2017 acquisition of the JBG Assets had been completed as of the beginning of the period presented.

(2)	Adjustment to exclude straight-line rent, above/below market lease amortization and lease incentive amortization.

(3)
Adjustment to include other income and payments associated with assumed lease liabilities related to operating properties, and exclude incidental income generated by development assets and commercial lease termination revenue. Includes property management fees of $4.1 million for the three months ended December 31, 2018 and $16.6 million for the year ended December 31, 2018.

(4)
Includes the results for properties that were not owned, operated and in service for the entirety of both periods being compared and properties for which significant redevelopment, renovation or repositioning occurred during either of the periods being compared.

(5)
Includes the results of the properties that are owned, operated and in service for the entirety of both periods being compared except for properties for which significant redevelopment, renovation or repositioning occurred during either of the periods being compared.

EBITDA, EBITDAre AND ADJUSTED EBITDA (NON-GAAP)	DECEMBER 31, 2018 (Unaudited)

dollars in thousands	Three Months Ended December 31, 2018	Year Ended December 31, 2018

EBITDA, EBITDAre and Adjusted EBITDA
Net income	$994	$46,613
Depreciation and amortization expense	67,556	211,436
Interest expense (1)	18,184	74,447
Income tax benefit (expense)	698	(738)
Unconsolidated real estate ventures allocated share of above adjustments	10,253	42,016
Allocated share of above adjustments to noncontrolling interests in consolidated real estate ventures	(182)	(53)
EBITDA	$97,503	$373,721
Gain on sale of real estate	(6,394)	(52,183)
Gain on sale of unconsolidated real estate assets	(20,554)	(36,042)
EBITDAre	$70,555	$285,496
Transaction and other costs (2)	15,572	27,706
Loss on extinguishment of debt	617	5,153
Reduction of gain on bargain purchase	—	7,606
Share-based compensation related to Formation Transaction and special equity awards	9,118	36,030
Distributions in excess of our net investment in unconsolidated real estate venture (3)	(7,374)	(13,676)
Unconsolidated real estate ventures allocated share of above adjustments	1,542	1,572
Lease liability adjustments	(7,422)	(9,965)
Allocated share of above adjustments to noncontrolling interests in consolidated real estate ventures	—	(124)
Adjusted EBITDA	$82,608	$339,798

Net Debt to Adjusted EBITDA (4)	6.5x	6.3x

		December 31, 2018
Net Debt (at JBG SMITH Share)
Consolidated indebtedness (5)		$2,130,704
Unconsolidated indebtedness (5)		298,588
Total consolidated and unconsolidated indebtedness		2,429,292
Less: cash and cash equivalents		273,611
Net Debt (at JBG SMITH Share)		$2,155,681
	$—
____________________

(1)	Interest expense includes the amortization of deferred financing costs and the marking to market of interest rate swaps and caps, net of capitalized interest.

(2)
Includes fees and expenses incurred in connection with the Formation Transaction (including transition services provided by our former parent, integration costs and severance costs), costs related to the pursuit of Amazon HQ2, and costs related to other completed, potential and pursued transactions.

(3)
Related to our investment in the real estate venture that owns 1101 17th Street. In June 2018, the mortgage loan payable that was collateralized by 1101 17th Street was refinanced eliminating the principal guaranty provisions that had been included in the prior loan. At the time of refinancing, distributions and our share of the cumulative earnings of the venture exceeded our investment in the venture by $5.4 million, which resulted in a negative investment balance. After the elimination of the principal guaranty provisions in the prior mortgage loan, we recognized the $5.4 million negative investment balance as income within “Income from unconsolidated real estate ventures, net” in our statements of operations for the year ended December 31, 2018, which results in a zero investment balance in the real estate venture that owns 1101 17th Street in our balance sheet as of December 31, 2018. We have also suspended the equity method of accounting for this venture and recognized as income in the three months and year ended December 31, 2018, $7.4 million and $8.3 million related to cash distributions.

(4)	Adjusted EBITDA for the three months ended December 31, 2018 is annualized by multiplying by four.

(5)	Net of premium/discount and deferred financing costs.

PORTFOLIO OVERVIEW	DECEMBER 31, 2018 (Unaudited)

		100% Share	At JBG SMITH Share
	Number of Assets	Square Feet/Units	Square Feet/Units	% Leased	% Occupied	Annualized Rent (in thousands)	Annualized Rent per Square Foot/Monthly Rent Per Unit (1)

Operating
Commercial (2)
In service	45	12,381,927	10,741,949	89.4%	85.1%	$387,182	$43.43
Recently delivered	1	552,540	552,540	93.0%	92.6%	30,780	61.39
Total / weighted average	46	12,934,467	11,294,489	89.6%	85.5%	$417,962	$44.44
Multifamily
In service	15	6,024	4,240	96.5%	94.9%	$106,349	$2,123
Recently delivered	1	291	291	83.1%	80.4%	7,649	2,392
Total / weighted average	16	6,315	4,531	95.7%	93.9%	$113,998	$2,138

Operating - Total / Weighted Average	62	12,934,467 SF/ 6,315 Units	11,294,489 SF/ 4,531 Units	91.2%	87.7%	$531,960	$44.44 per SF/ $2,138 per unit

Development (3)
Under Construction
Commercial (4)	5	1,158,429	926,530	49.5%
Multifamily	4	1,476	1,298	N/A

Development - Total	9	1,158,429 SF/ 1,476 Units	926,530 SF/ 1,298 Units	49.5%

Future Development	41	23,071,000	19,628,300

_______________

(1)
For commercial assets, represents annualized office rent divided by occupied office square feet; annualized retail rent and retail square feet are excluded from this metric. For multifamily assets, represents monthly multifamily rent divided by occupied units; retail rent is excluded from this metric. The Crystal City Marriott and 1700 M Street are excluded from annualized rent per square foot metrics. Occupied square footage may differ from leased square footage because leased square footage includes leases that have been signed but have not yet commenced.

(2)
Includes the Crystal City Marriott and 1700 M Street. The Crystal City Marriott and 1700 M Street are excluded from percent leased, percent occupied, annualized rent, and annualized rent per square foot metrics.

(3)	Refer to pages 16-17 for detail on under construction and future development assets.

(4)	Includes JBG SMITH’s lease for approximately 84,400 square feet at 4747 Bethesda Avenue.

PROPERTY TABLE - COMMERCIAL	DECEMBER 31, 2018 (Unaudited)

Commercial Assets	Submarket	% Ownership	C/U (1)	Same Store (2): Q4 2017-2018 / YTD 2017-2018	Year Built / Renovated	Total Square Feet	Office Square Feet	Retail Square Feet	% Leased	Office % Occupied	Retail % Occupied	Annualized Rent (in thousands)	Office Annualized Rent Per Square Foot (3)	Retail Annualized Rent Per Square Foot (4)

DC
Universal Buildings	Uptown	100.0%	C	Y / Y	1956 / 1990	659,965	568,890	91,075	98.2%	98.0%	99.6%	$31,895	$48.55	$53.19
2101 L Street	CBD	100.0%	C	Y / Y	1975 / 2007	378,660	347,340	31,320	98.4%	99.0%	92.6%	23,592	63.94	55.60
1730 M Street (5)	CBD	100.0%	C	Y / Y	1964 / 1998	204,736	196,718	8,018	88.9%	87.0%	100.0%	8,667	48.34	49.27
1600 K Street	CBD	100.0%	C	Y / N	1950 / 2000	82,011	69,620	12,391	98.6%	98.3%	100.0%	4,316	51.19	65.58
1700 M Street (6)	CBD	100.0%	C	N / N	N/A	34,000	—	—	—	—	—	—	—	—
L’Enfant Plaza Office-East (5)	Southwest	49.0%	U	Y / N	1972 / 2012	397,057	397,057	—	90.8%	90.8%	—	16,782	46.53	—
L’Enfant Plaza Office-North	Southwest	49.0%	U	Y / N	1969 / 2014	299,476	280,002	19,474	95.1%	84.2%	85.9%	11,524	47.71	16.56
L’Enfant Plaza Retail (5)	Southwest	49.0%	U	Y / N	1968 / 2014	119,361	16,596	102,765	82.6%	100.0%	79.8%	4,909	36.36	52.53
The Foundry	Georgetown	9.9%	U	Y / N	1973 / 2017	223,359	216,505	6,854	83.2%	76.4%	100.0%	7,929	46.26	40.88
1101 17th Street	CBD	55.0%	U	Y / Y	1964 / 1999	210,730	200,972	9,758	82.7%	82.7%	82.7%	9,005	50.90	67.76

VA
Courthouse Plaza 1 and 2 (5)	Clarendon/Courthouse	100.0%	C	Y / Y	1989 / 2013	633,256	576,063	57,193	85.1%	83.6%	100.0%	$23,190	$44.05	$34.65
2121 Crystal Drive	National Landing	100.0%	C	Y / Y	1985 / 2006	505,754	505,349	405	95.3%	95.3%	—	23,408	48.58	—
2345 Crystal Drive	National Landing	100.0%	C	Y / Y	1988 / N/A	502,526	498,320	4,206	77.7%	77.5%	100.0%	17,895	45.97	31.96
2231 Crystal Drive	National Landing	100.0%	C	Y / Y	1987 / 2009	467,040	416,080	50,960	87.3%	83.9%	100.0%	17,215	43.98	36.46
1550 Crystal Drive (7)	National Landing	100.0%	C	Y / Y	1980 / 2001	451,037	451,037	—	96.0%	81.4%	—	14,592	39.73	—
RTC-West (7)	Reston	100.0%	C	Y / N	1988 / 2014	435,998	435,998	—	88.8%	88.8%	—	14,831	38.33	—
RTC-West Retail	Reston	100.0%	C	N / N	2017 / N/A	40,025	—	40,025	91.9%	—	91.9%	2,463	—	66.94
2011 Crystal Drive	National Landing	100.0%	C	Y / Y	1984 / 2006	440,046	433,284	6,762	90.9%	82.7%	49.7%	16,381	45.19	57.44
2451 Crystal Drive	National Landing	100.0%	C	Y / Y	1990 / N/A	398,329	386,639	11,690	72.9%	72.1%	100.0%	12,109	41.97	35.42
Commerce Executive (7) (8)	Reston	100.0%	C	Y / Y	1987 / 2015	388,562	372,302	16,260	89.4%	84.3%	95.2%	11,811	36.24	28.30
1235 S. Clark Street	National Landing	100.0%	C	Y / Y	1981 / 2007	384,032	335,686	48,346	85.3%	83.2%	100.0%	12,602	41.69	19.80
241 18th Street S. (9)	National Landing	100.0%	C	Y / Y	1977 / 2013	357,685	331,195	26,490	79.0%	72.4%	91.5%	9,903	38.45	28.02
251 18th Street S.	National Landing	100.0%	C	Y / Y	1975 / 2013	342,155	292,984	49,171	99.4%	100.0%	96.2%	13,901	41.29	38.16
1215 S. Clark Street	National Landing	100.0%	C	Y / Y	1983 / 2002	336,159	333,546	2,613	100.0%	100.0%	100.0%	10,862	32.31	32.83
201 12th Street S.	National Landing	100.0%	C	Y / Y	1987 / N/A	329,903	318,778	11,125	90.5%	87.8%	100.0%	10,503	35.86	41.37
800 North Glebe Road	Ballston	100.0%	C	Y / N	2012 / N/A	303,644	277,397	26,247	100.0%	100.0%	100.0%	15,771	52.43	46.79
2200 Crystal Drive	National Landing	100.0%	C	Y / Y	1968 / 2006	282,920	282,920	—	70.6%	44.8%	—	4,838	38.21	—
1901 South Bell Street	National Landing	100.0%	C	Y / Y	1968 / 2008	277,003	275,079	1,924	100.0%	100.0%	100.0%	11,009	40.00	2.26
1225 S. Clark Street	National Landing	100.0%	C	Y / Y	1982 / 2013	276,952	264,102	12,850	92.4%	47.1%	100.0%	4,905	37.46	19.35

PROPERTY TABLE - COMMERCIAL	DECEMBER 31, 2018 (Unaudited)

Commercial Assets	Submarket	% Ownership	C/U (1)	Same Store (2): Q4 2017-2018 / YTD 2017-2018	Year Built / Renovated	Total Square Feet	Office Square Feet	Retail Square Feet	% Leased	Office % Occupied	Retail % Occupied	Annualized Rent (in thousands)	Office Annualized Rent Per Square Foot (3)	Retail Annualized Rent Per Square Foot (4)
Crystal City Marriott (345 Rooms)	National Landing	100.0%	C	Y / Y	1968 / 2013	266,000	—	—	—	—	—	$—	$—	$—
2100 Crystal Drive	National Landing	100.0%	C	Y / Y	1968 / 2006	249,281	249,281	—	98.8%	98.8%	—	10,170	41.31	—
200 12th Street S.	National Landing	100.0%	C	Y / Y	1985 / 2013	202,736	202,736	—	86.7%	86.7%	—	7,871	44.78	—
2001 Jefferson Davis Highway	National Landing	100.0%	C	Y / Y	1967 / N/A	159,838	159,838	—	67.3%	64.0%	—	3,509	34.31	—
1800 South Bell Street (7) (9)	National Landing	100.0%	C	N / N	1969 / 2007	69,621	45,142	24,479	100.0%	100.0%	100.0%	2,438	48.80	9.61
Crystal City Shops at 2100	National Landing	100.0%	C	Y / Y	1968 / 2006	59,574	—	59,574	91.2%	—	91.2%	948	—	17.44
Crystal Drive Retail	National Landing	100.0%	C	Y / Y	2003 / N/A	56,965	—	56,965	97.3%	—	97.3%	2,951	—	53.27
Vienna Retail*	Vienna	100.0%	C	Y / Y	1981 / N/A	8,584	—	8,584	100.0%	—	100.0%	420	—	48.94
Stonebridge at Potomac Town Center*	Prince William County	10.0%	U	Y / N	2012 / N/A	503,683	—	503,683	94.4%	—	93.9%	15,629	—	33.06
Pickett Industrial Park	Eisenhower Avenue	10.0%	U	Y / N	1973 / N/A	246,145	246,145	—	100.0%	100.0%	—	3,860	15.68	—
Rosslyn Gateway-North	Rosslyn	18.0%	U	Y / N	1996 / 2014	143,676	130,922	12,754	80.8%	79.3%	96.0%	4,610	41.02	28.69
Rosslyn Gateway-South	Rosslyn	18.0%	U	Y / N	1961 / N/A	102,061	94,477	7,584	84.9%	87.5%	40.4%	2,240	25.43	44.75

MD
7200 Wisconsin Avenue	Bethesda CBD	100.0%	C	Y / N	1986 / 2015	267,602	250,650	16,952	72.6%	70.7%	80.8%	$9,103	$47.44	$50.69
One Democracy Plaza* (5)	Bethesda‑Rock Spring	100.0%	C	Y / Y	1987 / 2013	213,131	210,993	2,138	96.8%	94.8%	100.0%	6,505	32.19	30.20
4749 Bethesda Avenue Retail	Bethesda CBD	100.0%	C	Y / N	2016 / N/A	7,999	—	7,999	47.9%	—	47.9%	1,011	—	264.00
11333 Woodglen Drive	Rockville Pike Corridor	18.0%	U	Y / N	2004 / N/A	62,650	54,077	8,573	97.6%	97.2%	100.0%	2,249	35.63	43.82

Total / Weighted Average						12,381,927	10,724,720	1,357,207	89.6%	85.3%	93.4%	$440,322	$42.79	$38.53

Recently Delivered
VA
CEB Tower at Central Place (5)	Rosslyn	100.0%	C	N / N	2018 / N/A	552,540	524,537	28,003	93.0%	92.6%	100.0%	30,780	61.39	34.12

Operating - Total / Weighted Average						12,934,467	11,249,257	1,385,210	89.8%	85.7%	93.5%	$471,102	$43.72	$38.43

PROPERTY TABLE - COMMERCIAL	DECEMBER 31, 2018 (Unaudited)

Commercial Assets	Submarket	% Ownership	C/U (1)	Same Store (2): Q4 2017-2018 / YTD 2017-2018	Year Built / Renovated	Total Square Feet	Office Square Feet	Retail Square Feet	% Leased	Office % Occupied	Retail % Occupied	Annualized Rent (in thousands)	Office Annualized Rent Per Square Foot (3)	Retail Annualized Rent Per Square Foot (4)
Under Construction
DC
1900 N Street (5) (10)	CBD	55.0%	U			271,433	258,931	12,502	65.2%
L’Enfant Plaza Office-Southeast	Southwest	49.0%	U			215,185	215,185	—	74.3%
VA
1770 Crystal Drive (9) (11)	National Landing	100.0%	C			271,572	258,299	13,273	2.7%
Central District Retail	National Landing	100.0%	C			108,825	—	108,825	45.0%
MD
4747 Bethesda Avenue (12)	Bethesda CBD	100.0%	C			291,414	285,251	6,163	77.7%
Under Construction - Total / Weighted Average						1,158,429	1,017,666	140,763	53.5%

Total / Weighted Average						14,092,896	12,266,923	1,525,973	86.7%

Totals at JBG SMITH Share
In service assets						10,741,949	9,634,679	807,270	89.4%	85.1%	94.4%	$387,182	$43.43	$40.96
Recently delivered assets						552,540	524,537	28,003	93.0%	92.6%	100.0%	30,780	61.39	34.12
Operating assets						11,294,489	10,159,216	835,273	89.6%	85.5%	94.6%	417,962	44.44	40.72
Under construction assets						926,530	791,392	135,137	49.5%
											1,174,626.9

Number of Assets and Total Square Feet Reconciliation
	Number of Assets	At 100% Share	At JBG SMITH Share
Operating Assets		Square Feet	Square Feet
Q3 2018	49	13,729,973	11,794,866
Placed into service (5)	1	34,000	34,000
Dispositions (13)	(2)	(733,137)	(470,583)
Out-of-service adjustment (14)	(2)	(93,394)	(60,728)
Building re-measurements	—	(2,975)	(3,066)
Q4 2018	46	12,934,467	11,294,489

See footnotes on page 12.

PROPERTY TABLE - COMMERCIAL	DECEMBER 31, 2018 (Unaudited)

Footnotes
Note: At 100% share, unless otherwise noted. Excludes our 10% subordinated interest in three commercial buildings held through a real estate venture in which we have no economic interest.
* Not Metro-Served.

(1)	“C” denotes a consolidated interest. “U” denotes an unconsolidated interest.

(2)	“Y” denotes an asset as same store and “N” denotes an asset as non-same store.

(3)
Represents annualized office rent divided by occupied office square feet; annualized retail rent and retail square feet are excluded from this metric. Occupied office square footage may differ from leased office square footage because leased office square footage includes leases that have been signed but have not yet commenced.

(4)
Represents annualized retail rent divided by occupied retail square feet. Occupied retail square footage may differ from leased retail square footage because leased retail square footage includes leases that have been signed but have not yet commenced.

(5)	The following assets are subject to ground leases:

Commercial Asset	Ground Lease Expiration Date
1730 M Street	4/30/2061
L'Enfant Plaza Office - East	11/23/2064
L'Enfant Plaza Retail	11/23/2064
Courthouse Plaza 1 and 2	1/19/2062
One Democracy Plaza	11/17/2084
CEB Tower at Central Place*	6/2/2102
1900 N Street**	5/31/2106
* We have an option to purchase the ground lease at a fixed price.
** Only a portion of the asset is subject to a ground lease.

(6)
In December 2018, we sold a 99-year term leasehold interest in 1700 M Street. 1700 M Street is a 34,000 square foot development site located in the CBD submarket of Washington, DC. JBG SMITH will retain the fee ownership of the land.

(7)
The following assets contain space that is held for development or not otherwise available for lease. This out-of-service square footage is excluded from area, leased, and occupancy metrics in the above table.

Commercial Asset	In-Service	Not Available for Lease
1550 Crystal Drive	451,037	43,655
RTC - West	435,998	17,988
Commerce Executive	388,562	14,085
1800 South Bell Street	69,621	150,321

(8)	In February 2019, we sold Commerce Executive for $115.0 million

(9)
Amazon is expected to lease approximately 88,000 square feet at 241 18th Street S and approximately 191,000 at 1800 South Bell Street. Together with the expected lease of approximately 258,000 square feet at 1770 Crystal Drive, these expected leases total approximately 537,000 square feet and are expected to generate a combined net effective rent of approximately $35 per square foot.

(10)	Ownership percentage reflects expected dilution of JBG SMITH as contributions are funded during the construction of the asset. As of December 31, 2018, JBG SMITH's ownership interest was 68.5%.

(11)
Amazon has executed a lease for 258,299 square feet at 1770 Crystal Drive. With this lease, the asset is 97.8% pre-leased, and the pre-leased status of our total under construction portfolio is 75.8% (77.4% at our share).

(12)	Includes JBG SMITH’s lease for approximately 84,400 square feet.

(13)	In October 2018, we sold 1233 20th Street for $65.0 million. In December 2018, our unconsolidated real estate venture sold The Warner for a sales price of $376.5 million.

(14)	Wiehle Avenue Office Building and NoBe II Office were taken out of service in Q4 2018.

PROPERTY TABLE - MULTIFAMILY	DECEMBER 31, 2018 (Unaudited)

Multifamily Assets	Submarket	% Ownership	C/U (1)	Same Store (2): Q4 2017-2018 / YTD 2017-2018	Year Built / Renovated	Number of Units	Total Square Feet	Multifamily Square Feet	Retail Square Feet	% Leased	Multifamily % Occupied	Retail % Occupied	Annualized Rent (in thousands)	Monthly Rent Per Unit (3) (4)	Monthly Rent Per Square Foot (4) (5)

DC
Fort Totten Square	Brookland/Fort Totten	100.0%	C	Y / N	2015 / N/A	345	384,316	253,652	130,664	98.6%	95.9%	100.0%	$9,136	$1,757	$2.39
WestEnd25	West End	100.0%	C	Y / Y	2009 / N/A	283	273,264	273,264	—	96.5%	95.8%	—	11,245	3,458	3.58
North End Retail	U Street/Shaw	100.0%	C	Y / N	2015 / N/A	—	27,355	—	27,355	100.0%	N/A	100.0%	1,403	N/A	N/A
The Gale Eckington	H Street/NoMa	5.0%	U	Y / N	2013 / 2017	603	466,716	465,516	1,200	91.9%	90.2%	100.0%	13,347	2,039	2.64
Atlantic Plumbing	U Street/Shaw	64.0%	U	Y / N	2015 / N/A	310	245,527	221,788	23,739	96.0%	93.9%	100.0%	10,052	2,560	3.58

VA
RiverHouse Apartments	National Landing	100.0%	C	Y / Y	1960 / 2013	1,670	1,322,016	1,319,354	2,662	95.6%	94.1%	100.0%	$33,540	$1,774	$2.25
The Bartlett	National Landing	100.0%	C	Y / N	2016 / N/A	699	619,372	577,295	42,077	95.7%	93.6%	100.0%	22,291	2,671	3.23
220 20th Street	National Landing	100.0%	C	Y / Y	2009 / N/A	265	271,476	269,913	1,563	97.4%	95.8%	100.0%	7,979	2,603	2.56
2221 South Clark Street	National Landing	100.0%	C	Y / Y	1964 / 2016	216	164,743	164,743	—	100.0%	100.0%	—	3,516	N/A	N/A
Fairway Apartments*	Reston	10.0%	U	Y / N	1969 / 2005	346	370,850	370,850	—	95.0%	95.1%	—	6,494	1,645	1.53

MD
Falkland Chase-South & West	Downtown Silver Spring	100.0%	C	Y / N	1938 / 2011	268	222,949	222,949	—	98.0%	96.6%	—	$5,278	$1,698	$2.04
Falkland Chase-North	Downtown Silver Spring	100.0%	C	Y / N	1938 / 1986	170	112,259	112,259	—	97.1%	95.3%	—	2,872	1,477	2.24
Galvan	Rockville Pike Corridor	1.8%	U	Y / N	2015 / N/A	356	390,641	295,033	95,608	95.9%	94.9%	96.8%	10,816	1,786	2.15
The Alaire (6)	Rockville Pike Corridor	18.0%	U	Y / N	2010 / N/A	279	266,497	251,691	14,806	94.7%	92.8%	100.0%	5,916	1,718	1.90
The Terano (6) (7)	Rockville Pike Corridor	1.8%	U	Y / N	2015 / N/A	214	195,864	183,496	12,368	92.4%	91.1%	76.2%	4,366	1,744	2.03

Total / Weighted Average						6,024	5,333,845	4,981,803	352,042	95.8%	94.2%	98.3%	$148,251	$2,048	$2.47

Recently Delivered
DC
1221 Van Street	Ballpark/Southeast	100.0%	C	N / N	2018 / N/A	291	225,462	202,715	22,747	83.1%	80.4%	79.8%	7,649	2,392	3.43
Operating - Total / Weighted Average						6,315	5,559,307	5,184,518	374,789	95.3%	93.6%	97.2%	$155,900	$2,062	$2.51

Under Construction
DC
West Half	Ballpark/Southeast	100.0%	C			465	388,174	346,415	41,759
965 Florida Avenue (8)	U Street/Shaw	96.1%	C			433	336,092	290,296	45,796
Atlantic Plumbing C	U Street/Shaw	100.0%	C			256	225,531	206,057	19,474

PROPERTY TABLE - MULTIFAMILY	DECEMBER 31, 2018 (Unaudited)

Multifamily Assets	Submarket	% Ownership	C/U (1)	Same Store (2): Q4 2017-2018 / YTD 2017-2018	Year Built / Renovated	Number of Units	Total Square Feet	Multifamily Square Feet	Retail Square Feet	% Leased	Multifamily % Occupied	Retail % Occupied	Annualized Rent (in thousands)	Monthly Rent Per Unit (3) (4)	Monthly Rent Per Square Foot (4) (5)

MD
7900 Wisconsin Avenue	Bethesda CBD	50.0%	U			322	359,025	338,990	20,035

Under Construction - Total						1,476	1,308,822	1,181,758	127,064

Total						7,791	6,868,129	6,366,276	501,853

Totals at JBG SMITH Share
In service assets						4,240	3,673,835	3,449,652	224,182	96.5%	94.9%	100.0%	$106,349	$2,123	$2.60
Recently delivered assets						291	225,462	202,715	22,747	83.1%	80.4%	79.8%	7,649	2,392	3.43
Operating assets						4,531	3,899,297	3,652,367	246,929	95.7%	93.9%	98.1%	113,998	2,138	2.64
Under construction assets						1,298	1,116,337	1,001,058	115,279

Number of Assets and Total Square Feet/Units Reconciliation
	Number of Assets	At 100% Share	At JBG SMITH Share
Operating Assets		Square Feet/Units	Square Feet/Units
Q3 2018	16	5,554,123 SF/ 6,307 Units	3,894,113 SF/ 4,523 Units
Placed into service	—	6,100 SF/ 8 Units	6,100 SF/ 8 Units
Out-of-service adjustment	—	—	—
Building re-measurements	—	(916) SF	(916) SF
Q4 2018	16	5,559,307 SF/ 6,315 Units	3,899,297 SF/ 4,531 Units

Leasing Activity - Multifamily
	Number of Assets	Number of Units	Monthly Rent Per Unit (3)			Multifamily % Occupied			Annualized Rent (in thousands)
			Q4 2018	Q4 2017	% Change	Q4 2018	Q4 2017	% Change	Q4 2018	Q4 2017	% Change
DC	4	857	$2,515	$2,620	(4.0)%	95.2%	91.3%	3.9%	$24,610	$24,592	0.1%
VA	4	2,669	2,090	2,089	—	94.2%	93.8%	0.4%	63,018	62,765	0.4%
MD	5	498	1,627	1,651	(1.5)%	95.7%	95.5%	0.2%	9,315	9,274	0.4%
Total / Weighted Average	13	4,024	$2,123	$2,145	(1.0)%	94.6%	93.3%	1.3%	$96,943	$96,631	0.3%
Note: At JBG SMITH share. Includes both Vornado Included Assets and JBG Assets placed in service prior to October 1, 2017.

See footnotes on page 15.

PROPERTY TABLE - MULTIFAMILY	DECEMBER 31, 2018 (Unaudited)

Footnotes

Note: At 100% share.
* Not Metro-Served.

(1)	“C” denotes a consolidated interest. “U” denotes an unconsolidated interest.

(2)	“Y” denotes an asset as same store and “N” denotes an asset as non-same store.

(3)
Represents multifamily rent divided by occupied multifamily units; retail rent is excluded from this metric. Occupied units may differ from leased units because leased units include leases that have been signed but have not yet commenced.

(4)	Excludes North End Retail and 2221 South Clark Street (WeLive).

(5)
Represents multifamily rent divided by occupied multifamily square feet; retail rent and retail square feet are excluded from this metric. Occupied multifamily square footage may differ from leased multifamily square footage because leased multifamily square footage includes leases that have been signed but have not yet commenced.

(6)	The following assets are subject to ground leases:

Multifamily Asset	Ground Lease Expiration Date
The Alaire	3/27/2107
The Terano	8/5/2112

(7)
The following asset contains space that is held for development or not otherwise available for lease. This out-of-service square footage is excluded from area, leased, and occupancy metrics in the above table.

Multifamily Asset	In-Service	Not Available for Lease
The Terano	195,864	3,904

(8)
Ownership percentage reflects expected dilution of JBG SMITH's real estate venture partner as contributions are funded during the construction of the asset. As of December 31, 2018, JBG SMITH's ownership interest was 88.1%.

PROPERTY TABLE - UNDER CONSTRUCTION	DECEMBER 31, 2018 (Unaudited)

dollars in thousands, except per square foot data		% Ownership	Estimated Square Feet	% Pre-Leased	Weighted Average Pre-Lease Rent Per Square Foot (1)	Estimated Number of Units		Schedule (2)		At JBG SMITH Share
							Construction Start Date	Estimated Completion Date	Estimated Stabilization Date	Historical Cost (3)	Estimated Incremental Investment	Estimated Total Investment
Asset	Submarket

Commercial
DC
1900 N Street (4)	CBD	55.0%	271,433	65.2%	$85.80	—	Q2 2017	Q2 2020	Q4 2022	$99,894	$23,995	$123,889
L'Enfant Plaza Office - Southeast	Southwest	49.0%	215,185	74.3%	54.58	—	Q1 2017	Q3 2019	Q2 2021	42,706	4,536	47,242
VA
1770 Crystal Drive (5) (6)	National Landing	100.0%	271,572	2.7%	56.43	—	Q4 2018	Q2 2021	Q2 2021	43,306	76,636	119,942
Central District Retail (6)	National Landing	100.0%	108,825	45.0%	37.90	—	Q4 2018	Q2 2021	Q4 2021	14,022	103,104	117,126
MD
4747 Bethesda Avenue (7)	Bethesda CBD	100.0%	291,414	77.7%	61.19	—	Q2 2017	Q4 2019	Q2 2021	103,147	57,473	160,620
Total/weighted average			1,158,429	53.5%	$64.61	—	Q4 2017	Q3 2020	Q3 2021	$303,075	$265,744	$568,819

Multifamily
DC
West Half	Ballpark/Southeast	100.0%	388,174	—	—	465	Q1 2017	Q1 2020	Q1 2021	163,221	65,148	228,369
965 Florida Avenue (8)	U Street/Shaw	96.1%	336,092	—	—	433	Q4 2017	Q4 2020	Q1 2022	48,358	104,261	152,619
Atlantic Plumbing C	U Street/Shaw	100.0%	225,531	—	—	256	Q1 2017	Q4 2019	Q3 2020	124,399	34,254	158,653
MD
7900 Wisconsin Avenue	Bethesda CBD	50.0%	359,025	—	—	322	Q2 2017	Q3 2020	Q4 2021	44,461	49,954	94,415
Total/weighted average			1,308,822	—	—	1,476	Q2 2017	Q2 2020	Q2 2021	$380,439	$253,617	$634,056

Under Construction - Total / Weighted Average (9)			2,467,251	53.5%	$64.61	1,476	Q3 2017	Q2 2020	Q2 2021	$683,514	$519,361	$1,202,875
Under Construction - Total / Weighted Average at JBG SMITH Share (9)			2,042,866	49.5%	$62.72	1,298

				Commercial	Multifamily	Total
Weighted average targeted NOI yield at JBG SMITH share:
Estimated total project cost (10)				6.5%	6.4%	6.4%				Consol	440,876
Estimated total investment				6.4%	6.0%	6.2%				Unconsol	78,485
Estimated incremental investment				13.7%	15.0%	14.3%
Estimated Initial Full Year Stabilized NOI at JBG SMITH Share (dollars in millions)				$36.3	$37.9	$74.2
____________________
Note: At 100% share, unless otherwise noted.

(1)
Based on leases signed as of December 31, 2018 and calculated as contractual monthly base rent before free rent, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to contractual monthly base rent.

(2)	Average dates are weighted by JBG SMITH share of estimated square feet.

(3)	Historical cost excludes certain GAAP adjustments, such as capitalized payroll, interest and ground lease costs. See definition of historical cost on page 22.

(4)	Ownership percentage reflects expected dilution of JBG SMITH as contributions are funded during the construction of the asset. As of December 31, 2018, JBG SMITH's ownership interest was 68.5%.

(5)
Amazon has executed a lease for 258,299 square feet at 1770 Crystal Drive. With this lease, the asset is 97.8% pre-leased and the pre-leased status of the total under construction portfolio is 75.8% (77.4% at our share).

(6)	Historical cost of 1770 Crystal Drive and Central District Retail includes $4.4 million and $4.3 million of prior design costs not related to the current planned development.

(7)	Includes JBG SMITH’s lease for approximately 84,400 square feet.

(8)
Ownership percentage reflects expected dilution of JBG SMITH's real estate venture partner as contributions are funded during the construction of the asset. As of December 31, 2018, JBG SMITH's ownership interest was 88.1%.

(9)	Multifamily assets are excluded from the percent pre-leased and the weighted average pre-lease rent per square foot metrics.

(10)	Estimated total project cost is estimated total investment excluding purchase price allocation adjustments recognized as a result of the Formation Transaction.

PROPERTY TABLE - FUTURE DEVELOPMENT	DECEMBER 31, 2018 (Unaudited)

dollars in thousands, except per square foot data, at JBG SMITH share						Estimated Commercial SF / Multifamily Units to be Replaced (1)			Estimated Capitalized Cost of SF / Units to Be Replaced (4)	Estimated Capitalized Cost of Ground Rent Payments (5)		Estimated Total Investment per SF
	Number of Assets							Estimated Remaining Acquisition Cost (3)			Estimated Total Investment
		Estimated Potential Development Density (SF)					Historical Cost (2)
Region		Total	Office	Multifamily	Retail

Owned
DC
DC	8	1,678,400	312,100	1,357,300	9,000	—	$106,283	N/A	$—	$—	$106,283	$63.32
VA
National Landing (6)	15	11,038,400	7,551,200	3,341,700	145,500	229,459 SF	311,572	N/A	41,733	—	353,305	32.01
Reston	5	3,483,200	1,299,800	1,971,400	212,000	15 units	76,098	N/A	3,056	—	79,154	22.72
Other VA	4	220,600	88,200	121,300	11,100	21,544 SF	2,086	N/A	4,515	2,480	9,081	41.17
	24	14,742,200	8,939,200	5,434,400	368,600	251,003 SF / 15 units	389,756	N/A	49,304	2,480	441,540	29.95
MD
Silver Spring	1	1,276,300	—	1,156,300	120,000	170 units	15,060	N/A	31,600	—	46,660	36.56
Greater Rockville	4	126,500	19,200	88,600	18,700	—	3,630	N/A	—	664	4,294	33.94
	5	1,402,800	19,200	1,244,900	138,700	170 units	18,690	N/A	31,600	664	50,954	36.32
Total / weighted average	37	17,823,400	9,270,500	8,036,600	516,300	251,003 SF / 185 units	$514,729	N/A	$80,904	$3,144	$598,777	$33.59

Optioned (7)
DC
DC	3	1,793,600	78,800	1,498,900	215,900	—	$18,724	$25,051	$—	$71,113	$114,888	$64.05
VA
Other VA	1	11,300	—	10,400	900	—	76	995	—	—	1,071	94.78
Total / weighted average	4	1,804,900	78,800	1,509,300	216,800	—	$18,800	$26,046	$—	$71,113	$115,959	$64.25

Total / Weighted Average	41	19,628,300	9,349,300	9,545,900	733,100	251,003 SF / 185 units	$533,529	$26,046	$80,904	$74,257	$714,736	$36.41
____________________

(1)
Represents management's estimate of the total office and/or retail rentable square feet and multifamily units that would need to be redeveloped to access some of the estimated potential development density.

(2)
Historical cost includes certain intangible assets, such as option and transferable density rights values; and excludes certain GAAP adjustments, such as capitalized payroll, interest and ground lease costs. See definition of historical cost on page 22.

(3)	Represents management's estimate of remaining deposits, option payments, and option strike prices as of December 31, 2018.

(4)
Capitalized value of estimated commercial square feet / multifamily units to be replaced, which generated approximately $1.2 million of NOI for the three months ended December 31, 2018 (included in the NOI of the applicable operating segment), at a 6.0% capitalization rate.

(5)
Capitalized value of stabilized annual ground rent payments associated with leasehold assets at a 5.0% capitalization rate. Two owned parcels and one optioned parcel are leasehold interests with estimated annual stabilized ground rent payments totaling $3.7 million.

(6)
Includes 4.1 million square feet of estimated potential development density that JBG SMITH has sold to Amazon pursuant to executed purchase and sale agreements. Subject to customary closing conditions, Amazon will pay $294 million for the assets.

(7)	As of December 31, 2018, the weighted average remaining term for the optioned future development assets is 5.5 years.

LEASE EXPIRATIONS	DECEMBER 31, 2018 (Unaudited)

		At JBG SMITH Share
Year of Lease Expiration	Number of Leases	Square Feet	% of Total Square Feet	Annualized Rent (in thousands)	% of Total Annualized Rent	Annualized Rent Per Square Foot	Estimated Annualized Rent Per Square Foot at Expiration (1)
Month-to-Month	58	268,723	2.8%	$10,859	2.6%	$40.41	$40.41
2019	136	779,695	8.0%	33,120	7.8%	42.48	42.79
2020	141	1,136,248	11.7%	48,307	11.4%	42.51	43.64
2021	117	914,267	9.4%	42,240	9.9%	46.20	48.78
2022	97	1,334,682	13.7%	58,200	13.7%	43.61	45.20
2023	89	561,432	5.8%	23,483	5.5%	41.83	45.91
2024	81	933,791	9.6%	43,036	10.1%	46.09	50.73
2025	47	386,267	4.0%	14,634	3.4%	37.89	42.58
2026	56	320,468	3.3%	13,649	3.2%	42.59	49.99
2027	44	427,730	4.4%	18,278	4.3%	42.73	51.25
Thereafter	107	2,651,778	27.3%	118,979	28.1%	44.87	57.53
Total / Weighted Average	973	9,715,081	100.0%	$424,785	100.0%	$43.72	$49.29
____________________
Note: Includes all in-place leases as of December 31, 2018 for office and retail space within JBG SMITH's operating portfolio and assuming no exercise of renewal options or early termination rights. The weighted average remaining lease term for the entire portfolio is 6.2 years. The weighted average lease term for the National Landing portfolio is 5.2 years.

(1)
Represents monthly base rent before free rent, plus tenant reimbursements, as of lease expiration multiplied by 12 and divided by square feet. Triple net leases are converted to a gross basis by adding tenant reimbursements to monthly base rent. Tenant reimbursements at lease expiration are estimated by escalating tenant reimbursements as of December 31, 2018, or management’s estimate thereof, by 2.75% annually through the lease expiration year.

DEBT SUMMARY	DECEMBER 31, 2018 (Unaudited)

dollars in thousands, at JBG SMITH share	2019	2020	2021	2022	2023	Thereafter	Total

Consolidated and Unconsolidated Principal Balance
Unsecured Debt:
Revolving credit facility ($1 billion commitment)	$—	$—	$—	$—	$—	$—	$—
Term loans ($400 million commitment)	—	—	—	—	100,000	200,000	300,000
Total unsecured debt	—	—	—	—	100,000	200,000	300,000
Secured Debt:
Consolidated principal balance	182,467	97,141	331,881	327,500	177,736	727,927	1,844,652
Unconsolidated principal balance	118,738	41,077	—	74,270	20,693	44,612	299,390
Total secured debt	301,205	138,218	331,881	401,770	198,429	772,539	2,144,042

Total Consolidated and Unconsolidated Principal Balance	$301,205	$138,218	$331,881	$401,770	$298,429	$972,539	$2,444,042

% of total debt maturing	12.3%	5.7%	13.6%	16.4%	12.2%	39.8%	100.0%
% floating rate (1)	100.0%	20.5%	38.1%	—	—	21.5%	27.2%
% fixed rate (2)	—%	79.5%	61.9%	100.0%	100.0%	78.5%	72.8%

Weighted Average Interest Rates
Variable rate	5.07%	6.14%	3.56%	—	—	4.06%	4.51%
Fixed rate	—	3.32%	4.19%	3.94%	4.49%	4.18%	4.13%
Total Weighted Average Interest Rates	5.07%	3.90%	3.95%	3.94%	4.49%	4.16%	4.23%

	Credit Facility
	Revolving Credit Facility	Tranche A-1 Term Loan	Tranche A-2 Term Loan	Total/Weighted Average			2,144,652
Credit limit	$1,000,000	$200,000	$200,000	$1,400,000			2.12%
Outstanding principal balance	$—	$100,000	$200,000	$300,000
Letters of credit	$5,743	$—	$—	$5,743
Undrawn capacity	$994,257	$100,000	$—	$1,094,257
Interest rate spread (3)	1.10%	1.20%	1.55%	1.43%
All-In interest rate (4)	3.60%	3.32%	4.05%	3.81%
Initial maturity date	Jul-21	Jan-23	Jul-24	—
Delayed draw availability period	—	Jul-19	—	—
____________________

(1)	Floating rate debt includes floating rate loans with interest rate caps.

(2)	Fixed rate debt includes floating rate loans with interest rate swaps.

(3)	The interest rate for the revolving credit facility excludes a 0.15% facility fee.

(4)	The all-in interest rate is inclusive of interest rate swaps. As of December 31, 2018, only the $100 million outstanding balance on the Tranche A-1 Term Loan had been swapped.

DEBT BY INSTRUMENT	DECEMBER 31, 2018 (Unaudited)

dollars in thousands Asset	% Ownership	Principal Balance	Stated Interest Rate	Interest Rate Hedge	Current Annual Interest Rate (1)	Initial Maturity Date	Extended Maturity Date (2)

Consolidated
Courthouse Plaza 1 and 2	100.0%	—	L + 1.60%	—	4.10%	05/10/19	05/10/20
RTC - West	100.0%	97,141	L + 1.50%	Swap	3.33%	04/12/20	04/12/21
WestEnd25	100.0%	97,881	4.88%	Fixed	4.88%	06/01/21	06/01/21
Universal Buildings	100.0%	182,467	L + 1.90%	Cap	4.40%	08/12/19	08/12/21
The Bartlett	100.0%	220,000	L + 1.70%	Swap	3.79%	06/20/22	06/20/22
Credit Facility - Revolving Credit Facility	100.0%	—	L + 1.10%	—	3.60%	07/16/21	07/16/22
Credit Facility -Tranche A-1 Term Loan	100.0%	100,000	L + 1.20%	Swap	3.32%	01/18/23	01/18/23
2121 Crystal Drive	100.0%	136,728	5.51%	Fixed	5.51%	03/01/23	03/01/23
Falkland Chase - South & West	100.0%	41,008	3.78%	Fixed	3.78%	06/01/23	06/01/23
CEB Tower at Central Place (3)	100.0%	234,000	L + 1.65%	Swap	3.56%	11/07/21	11/07/23
800 North Glebe Road	100.0%	107,500	L + 1.60%	Swap	3.60%	06/30/22	06/30/24
Credit Facility - Tranche A-2 Term Loan	100.0%	200,000	L + 1.55%	—	4.05%	07/18/24	07/18/24
2101 L Street	100.0%	137,453	3.97%	Fixed	3.97%	08/15/24	08/15/24
201 12th Street S., 200 12th Street S., and 251 18th Street S.	100.0%	83,664	7.94%	Fixed	7.94%	01/01/25	01/01/25
RiverHouse Apartments	100.0%	307,710	L + 1.28%	Swap	3.47%	04/01/25	04/01/25
Fort Totten Square	100.0%	73,600	L + 1.35%	Swap	3.77%	05/18/25	05/18/25
1730 M Street	100.0%	47,500	L + 1.25%	Swap	3.92%	12/21/25	12/21/25
1235 S. Clark Street	100.0%	78,000	3.94%	Fixed	3.94%	11/01/27	11/01/27
Total Consolidated Principal Balance		2,144,652
Premium / (discount) recognized as a result of the Formation Transaction		1,266
Deferred financing costs - mortgage loans		(7,564)		1,569,918
Deferred financing costs - credit facility		(7,650)		1,060,951
Total Consolidated Indebtedness		$2,130,704		1,369,918

DEBT BY INSTRUMENT	DECEMBER 31, 2018 (Unaudited)

dollars in thousands Asset	% Ownership	Principal Balance	Stated Interest Rate	Interest Rate Hedge	Current Annual Interest Rate (1)	Initial Maturity Date	Extended Maturity Date (2)

Unconsolidated
11333 Woodglen Drive	18.0%	12,802	L + 1.90%	Swap	3.52%	01/01/20	01/01/20
Galvan	1.8%	89,500	L + 1.75%	Cap	4.25%	03/06/20	03/06/21
Rosslyn Gateway - North, Rosslyn Gateway - South	18.0%	48,390	L + 2.00%	Cap	3.00%	11/17/19	11/17/21
The Foundry	9.9%	56,545	L + 1.85%	Cap	4.35%	12/12/19	12/12/21
L'Enfant Plaza Office - North, L'Enfant Plaza Office - East, L'Enfant Plaza Retail (4)	49.0%	213,162	L + 3.65%	—	6.46%	05/08/19	05/08/22
L'Enfant Plaza Office - Southeast	49.0%	54,497	L + 3.75%	Cap	6.25%	05/08/20	05/08/22
Atlantic Plumbing	64.0%	100,000	L + 1.50%	Swap	5.08%	11/08/22	11/08/22
Stonebridge at Potomac Town Center	10.0%	104,606	L + 1.70%	Swap	3.25%	12/10/20	12/10/22
The Alaire	18.0%	48,000	L + 1.82%	Cap	4.32%	03/01/25	03/01/25
1101 17th Street	55.0%	60,000	L + 1.25%	Swap	4.13%	06/13/25	06/13/25
Fairway Apartments	10.0%	47,293	L + 1.50%	Swap	3.60%	07/01/22	07/01/25
7900 Wisconsin Avenue	50.0%	—	4.82%	Fixed	4.82%	07/15/25	07/15/25
The Gale Eckington	5.0%	110,813	L + 1.60%	Swap	3.56%	07/31/22	07/31/25
Pickett Industrial Park	10.0%	23,600	L + 1.45%	Swap	3.56%	09/04/25	09/04/25
The Terano	1.8%	$34,000	L + 1.35%	Swap	4.45%	11/08/25	11/08/25
Wardman Park	16.7%	124,158	4.77%	Fixed	4.77%	02/01/23	02/01/28
Total Unconsolidated Principal Balance		1,127,366
Deferred financing costs		(1,998)
Total Unconsolidated Indebtedness		$1,125,368

Principal Balance at JBG SMITH Share
Consolidated principal balance at JBG SMITH share		$2,144,652
Unconsolidated principal balance at JBG SMITH share		299,390	2%
Total Consolidated and Unconsolidated Principal Balance at JBG SMITH Share		$2,444,042

Indebtedness at JBG SMITH Share (net of premium / (discount) and deferred financing costs)
Consolidated indebtedness at JBG SMITH Share		$2,130,704
Unconsolidated indebtedness at JBG SMITH Share		298,588
Total Consolidated and Unconsolidated Indebtedness at JBG SMITH Share		$2,429,292	2.43
____________________

(1)	December 31, 2018 one-month LIBOR of 2.50% applied to loans which are denoted as floating (no swap) or floating with a cap, except as otherwise noted.

(2)	Represents the maturity date based on execution of all extension options. Many of these extensions are subject to lender covenant tests.

(3)	The notional amount of the CEB Tower at Central Place interest rate swap as of December 31, 2018 was $107.5 million.

(4)	The base rate for this loan is three-month LIBOR, which was 2.81% as of December 31, 2018.

DEFINITIONS	DECEMBER 31, 2018

Annualized Rent
“Annualized rent” is defined as (i) for commercial assets, or the retail component of a mixed-use asset, the in-place monthly base rent before free rent, plus tenant reimbursements as of December 31, 2018, multiplied by 12, with triple net leases converted to a gross basis by adding estimated tenant reimbursements to monthly base rent, and (ii) for multifamily assets, or the multifamily component of a mixed-use asset, the in-place monthly base rent before free rent as of December 31, 2018, multiplied by 12. Annualized rent excludes rent from signed but not yet commenced leases.
Annualized Rent Per Square Foot
“Annualized rent per square foot” is defined as (i) for commercial assets, annualized office rent divided by occupied office square feet and annualized retail rent divided by occupied retail square feet; and (ii) for multifamily assets, monthly multifamily rent divided by occupied multifamily square feet; annualized retail rent and retail square feet are excluded from this metric. Occupied square footage may differ from leased square footage because leased square footage includes leases that have been signed but have not yet commenced.
Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre") and Adjusted EBITDA
Management uses EBITDA and EBITDAre, non-GAAP financial measures, as supplemental operating performance measures and believes they help investors and lenders meaningfully evaluate and compare our operating performance from period-to-period by removing from our operating results the impact of our capital structure (primarily interest charges from our consolidated outstanding debt and the impact of our interest rate swaps) and certain non-cash expenses (primarily depreciation and amortization on our assets). EBITDAre is computed in accordance with the definition established by NAREIT. NAREIT defines EBITDAre as GAAP net income (loss) adjusted to exclude interest expense, income taxes, depreciation and amortization expenses, gains on sales of real estate and impairment losses of real estate, including our share of such adjustments of unconsolidated real estate ventures. These supplemental measures may help investors and lenders understand our ability to incur and service debt and to make capital expenditures. EBITDA and EBITDAre are not substitutes for net income (loss) (computed in accordance with GAAP) and may not be comparable to similarly titled measures used by other companies.
“Adjusted EBITDA,” a non-GAAP financial measure, represents EBITDAre adjusted for items we believe are not representative of ongoing operating results, such as transaction and other costs, gain (loss) on the extinguishment of debt, distributions in excess of our net investment in consolidated real estate ventures, gain on the bargain purchase of a business, lease liability adjustments and share-based compensation expense related to the Formation Transaction and special equity awards. We believe that adjusting such items not considered part of our comparable operations, provides a meaningful measure to evaluate and compare our performance from period-to-period.
Because EBITDA, EBITDAre and Adjusted EBITDA have limitations as analytical tools, we use EBITDA, EBITDAre and Adjusted EBITDA to supplement GAAP financial measures. Additionally, we believe that users of these measures should consider EBITDA, EBITDAre and Adjusted EBITDA in conjunction with net income (loss) and other GAAP measures in understanding our operating results. A reconciliation of net income (loss) to EBITDA, EBITDAre and Adjusted EBITDA is presented on page 7.
Estimated Potential Development Density
‘‘Estimated potential development density’’ reflects management’s estimate of developable gross square feet based on our current business plans with respect to real estate owned or controlled as of December 31, 2018. Our current business plans may contemplate development of less than the maximum potential development density for individual assets. As market conditions change, our business plans, and therefore, the Estimated Potential Development Density, could change accordingly. Given timing, zoning requirements and other factors, we make no assurance that estimated potential development density amounts will become actual density to the extent we complete development of assets for which we have made such estimates.
Free Rent
‘‘Free rent’’ means the amount of base rent and tenant reimbursements that are abated according to the applicable lease agreement(s).
Future Development
“Future development” refers to assets that are development opportunities on which we do not intend to commence construction within 18 months of December 31, 2018 where we (i) own land or control the land through a ground lease or (ii) are under a long-term conditional contract to purchase, or enter into a leasehold interest with respect to land.
Historical Cost, Estimated Incremental Investment, Estimated Total Investment and Estimated Total Project Cost
“Historical cost” is a non-GAAP measure which includes the total historical cost incurred by JBG SMITH with respect to the development of an asset, including any acquisition costs, hard costs, soft costs, tenant improvements (excluding free rent converted to tenant improvement allowances), leasing costs and other similar costs, but excluding any financing costs, ground rent expenses and capitalized payroll costs incurred as of December 31, 2018.
“Estimated incremental investment” means management’s estimate of the remaining cost to be incurred in connection with the development of an asset as of December 31, 2018, including all remaining acquisition costs, hard costs, soft costs, tenant improvements (excluding free rent converted to tenant improvement allowances), leasing costs and other similar costs to develop and stabilize the asset but excluding any financing costs, ground rent expenses and capitalized payroll costs.
“Estimated total investment” means, with respect to the development of an asset, the sum of the historical cost in such asset and the estimated incremental investment for such asset.
"Estimated total project cost" is estimated total investment excluding purchase price allocation adjustments recognized as a result of the Formation Transaction.
Actual incremental investment, actual total investment and actual total project cost may differ substantially from our estimates due to numerous factors, including unanticipated expenses, delays in

DEFINITIONS	DECEMBER 31, 2018

the estimated start and/or completion date, changes in design and other contingencies.
In Service
‘‘In service’’ refers to commercial or multifamily assets that are at or above 90% leased or have been operating and collecting rent for more than 12 months as of December 31, 2018.
Metro-Served
“Metro-served” means locations, submarkets or assets that are generally nearby and within walking distance of a Metro station, defined as being within 0.5 miles of an existing or planned Metro station.
Monthly Rent Per Unit
For multifamily assets, represents multifamily rent for the month ended December 31, 2018 divided by occupied units; retail rent is excluded from this metric.
Near-Term Development
‘‘Near-term development’’ refers to assets that have substantially completed the entitlement process and on which we intend to commence construction within 18 months following December 31, 2018, subject to market conditions.
Net Operating Income ("NOI"), Adjusted Annualized NOI, Estimated Stabilized NOI and Targeted NOI Yield
“NOI” is a non-GAAP financial measure management uses to measure the operating performance of our assets and consists of property-related revenue (which includes base rent, tenant reimbursements and other operating revenue, net of free rent and payments associated with assumed lease liabilities) less operating expenses and ground rent, if applicable. NOI also excludes deferred rent, related party management fees, interest expense, and certain other non-cash adjustments, including the accretion of acquired below-market leases and amortization of acquired above-market leases and below-market ground lease intangibles. Annualized NOI, for all assets except Crystal City Marriott, represents NOI for the three months ended December 31, 2018 multiplied by four. Due to seasonality in the hospitality business, annualized NOI for Crystal City Marriott represents the trailing twelve-month NOI as of December 31, 2018. Management believes Annualized NOI provides useful information in understanding JBG SMITH’s financial performance over a 12-month period, however, investors and other users are cautioned against attributing undue certainty to our calculation of Annualized NOI. Actual NOI for any 12-month period will depend on a number of factors beyond our ability to control or predict, including general capital markets and economic conditions, any bankruptcy, insolvency, default or other failure to pay rent by one or more of our tenants and the destruction of one or more of our assets due to terrorist attack, natural disaster or other casualty, among others. We do not undertake any obligation to update our calculation to reflect events or circumstances occurring after the date of this JBG SMITH Properties Information Package. There can be no assurance that the annualized NOI shown will reflect JBG SMITH’s actual results of operations over any 12-month period. We also report adjusted annualized NOI which includes signed but not yet commenced leases and incremental revenue from recently delivered assets assuming stabilization. While we believe adjusted annualized NOI provides useful information regarding potential future NOI from our assets, it does not account for any decrease in NOI for lease terminations, defaults or other negative events that could affect NOI and therefore, should not be relied upon as indicative of future NOI.
This JBG SMITH Properties Information Package also contains management’s estimate of initial full year stabilized NOI and targeted NOI yields for under construction and near-term development assets, which are based on management’s estimates of property-related revenue and operating expenses for each asset. These estimates are inherently uncertain and represent management’s plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. The property-related revenues and operating expenses for our assets may differ materially from the estimates included in this JBG SMITH Properties Information Package. Management’s projections of NOI yield are not projections of JBG SMITH’s overall financial performance or cash flow, and there can be no assurance that the targeted NOI yield set forth in this JBG SMITH Properties Information Package will be achieved.
“Targeted NOI yield” means our estimated initial full year stabilized NOI reported as a percentage of (i) estimated total project costs, (ii) estimated total investment and/or (iii) estimated incremental investment, as applicable. Actual initial full year stabilized NOI yield may vary from the targeted NOI yield based on the actual incremental investment to complete the asset and its actual initial full year stabilized NOI, and there can be no assurance that we will achieve the targeted NOI yields described in this JBG SMITH Properties Information Package.

As a part of our standard development underwriting process, we analyze the estimated initial full year stabilized NOI yield we expect to derive from each of our development assets and establish a targeted NOI yield. We caution you not to place undue reliance on the targeted NOI yields we present in this JBG SMITH Properties Information Package because they are based solely on our estimates, using data available to us in our development underwriting processes. Our estimated initial full year stabilized NOI, estimated property-related revenue, estimated operating expenses and/or estimated incremental investment may differ substantially from our estimates due to various factors, including unanticipated capital expenditures and other expenses, delays in the estimated start and/or completion date and other contingencies, delays and/or difficulties in completing, leasing and stabilizing these assets, failure to obtain estimated occupancy and rental rates, inability to collect anticipated rental revenues, tenant bankruptcies and unanticipated expenses at these assets that we cannot pass on to tenants. We can provide no assurance that the actual NOI yields we present will be consistent with the targeted NOI yields set forth in this JBG SMITH Properties Information Package.

The Company does not provide reconciliations for non-GAAP estimates on a future basis, including adjusted annualized NOI and estimated initial full year stabilized NOI because it is unable to provide a meaningful or accurate calculation or estimate of reconciling items and the information is not available without unreasonable effort. This inability is due to the inherent difficulty of forecasting the timing and/or amounts of various items that would impact net income. Additionally, no reconciliation of targeted NOI yield to the most directly comparable GAAP measure is included in this JBG SMITH Properties Information Package because we are unable to quantify certain amounts that would be required to be included in the comparable GAAP financial measures without unreasonable efforts

DEFINITIONS	DECEMBER 31, 2018

because such data is not currently available or cannot be currently estimated with confidence. Accordingly, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Management uses each of these measures as supplemental performance measures for its assets and believes they provide useful information to investors because they reflect only those revenue and expense items that are incurred at the asset level, excluding non-cash items. In addition, NOI is considered by many in the real estate industry to be a useful starting point for determining the value of a real estate asset or group of assets.

However, because NOI excludes depreciation and amortization and captures neither the changes in the value of our assets that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our assets, all of which have real economic effect and could materially impact the financial performance of our assets, the utility of this measure of the operating performance of our assets is limited. Moreover, our method of calculating NOI may differ from other real estate companies and, accordingly, may not be comparable. NOI should be considered only as a supplement to net operating income (loss) (computed in accordance with GAAP) as a measure of the operating performance of our assets.
Percent Leased
‘‘Percent leased’’ is based on leases signed as of December 31, 2018, and is calculated as total rentable square feet less rentable square feet available for lease divided by total rentable square feet expressed as a percentage. Out-of-service square feet are excluded from this calculation.
Percent Pre-Leased
‘‘Percent pre-leased’’ is based on leases signed as of December 31, 2018, and is calculated as the estimated rentable square feet leased divided by estimated total rentable square feet expressed as a percentage.
Percent Occupied
‘‘Percent occupied’’ is based on occupied rentable square feet/units as of December 31, 2018, and is calculated as (i) for office and retail space, total rentable square feet less unoccupied square feet divided by total rentable square feet, (ii) for multifamily space, total units less unoccupied units divided by total units, expressed as a percentage. Out-of-service square feet are excluded from this calculation.
Recently Delivered
“Recently delivered” refers to commercial and multifamily assets that are below 90% leased and have been delivered within the 12 months ended December 31, 2018.
Same Store and Non-Same Store
“Same store” refers to the pool of assets that were in service for the entirety of both periods being compared, except for assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared. No JBG Assets are included in the same store pool for the year ended December 31, 2018.

“Non-same store” refers to all operating assets excluded from the same store pool.
Signed But Not Yet Commenced Leases
“Signed but not yet commenced leases” means leases for assets in JBG SMITH’s portfolio that, as of December 31, 2018, have been executed but for which the contractual lease term had not yet begun, and no rental payments had yet been charged to the tenant.
Square Feet
‘‘Square feet’’ or ‘‘SF’’ refers to the area that can be rented to tenants, defined as (i) for commercial assets, rentable square footage defined in the current lease and for vacant space the rentable square footage defined in the previous lease for that space, (ii) for multifamily assets, management’s estimate of approximate rentable square feet, (iii) for assets under construction and near-term development assets, management’s estimate of approximate rentable square feet based on current design plans as of December 31, 2018, or (iv) for future development assets, management’s estimate of developable gross square feet based on its current business plans with respect to real estate owned or controlled as of December 31, 2018.
Transaction and Other Costs
Transaction and other costs include amounts incurred for transition services provided by our former parent, integration costs, severance costs, costs incurred in connection with recapitalization transactions and disposition and dead deal costs.
Under Construction
‘‘Under construction’’ refers to assets that were under construction during the three months ended December 31, 2018.

APPENDIX - NOI RECONCILIATIONS (NON-GAAP)	DECEMBER 31, 2018 (Unaudited)